                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          WESTERN DIGITAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          WESTERN DIGITAL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                  THE NEED FOR AUTHORIZING ADDITIONAL SHARES
              FOR THE WESTERN DIGITAL EMPLOYEE STOCK OPTION PLAN
         (2,250,000 SHARES OR APPROXIMATELY 5% OF SHARES OUTSTANDING)

Western Digital last went to its shareholders to authorize additional options for its key employee stock option plan in 1990. It then obtained authorization to grant an additional 2.8 million shares. Due primarily to this additional authorization and to the cancellation in 1991 of 4.4 million(1) previously granted option shares, we have not required an authorization of additional shares until now.

Our present request for additional shares will take the number of authorized option shares above certain guideline levels of some of the funds owning our shares. The funds focus particularly on columns E, F, and G in Attachment 1 showing the total shares authorized and unissued under the various plans. Whenever the percentages in these columns exceed 10%, the funds require acceptable explanations or will probably vote against the proposals.(2) It is necessary, therefore, that we meet with those holders prior to the shareholder meeting so as to gain their input and support.

There are two bases that strongly support the need for additional option authorizations. One is industry practice. The other is the Company's overall compensation philosophy.

The data shown on Attachement 1 compares our option history with the history of our major competitors in the disk drive industry. As with most statistical comparisons, it is impossible to draw hard and fast conclusions. What is apparent, however, is that our option program and history is essentially aligned with that of our competitors. None of these competitors meets the so called guidelines. Our requested additional authorization does not move us outside the limits of the competitive set. It instead places us more or less at the low end of them. Attachment 2 provides data

__________
(1) In 1991, the Company canceled approximately 3.4 million underwater option shares and "regranted" 60% of those shares at then current market prices to employees who accepted the cancellation. They were required to take the 40% haircut in the number of shares granted in order to take advantage of the regrant price. An additional one million plus shares were canceled by reason of employee terminations. The regrants in 1991 were considered essential to the Company's survival during its major restructuring.

(2) Actually the formula calls for computing the percentage on the basis of all employee and director option plans.

from a broader industry perspective and demonstrates that we are also essentially aligned with the practices of customers and other industry participants.

There are only five or six significant players in our industry, and there is a limited supply of technical and support talent for which we must compete. Industry practice, therefore, is critical. If we cannot match industry practice, we will not be able to attract or retain employees. Equally important, however, are the philosophical compensation factors that translate directly into earnings.

To a measurable extent, what occurred in our fiscal years 1991, 1992 and 1993 has had the greatest effect on our statistical history and present employee stock option plan status. Going from option exercises of only 455 shares in 1991 to 1,772,682 shares in 1994 (most of this latter number occurring in the first six months of calendar 1994) demonstrates the presence of unusual circumstances. See Attachment 3. The options outstanding at the end of 1990 were all underwater.

The important thing to remember during this period, however, is that our compensation philosophy went hand-in-hand with shareholders' interests.

Our fundamental compensation philosophy is to pay for performance. Although this remains one of the practiced arts rather than a science, we institutionalized pay for performance as the accepted practice. The keystone of that practice has been to hold base salaries at the 50th percentile level and thereby avoid the higher "fixed" cash compensation costs that accompany higher pay levels. Higher fixed compensation costs would have meant lower earnings. We were able to hold fixed compensation costs at the 50th percentile even when there was virtually no chance of incremental performance awards within a foreseeable time frame.

Western Digital's employee stock option program was the critical factor in maintaining the Company's compensation philosophy. In the three fiscal years 1991 through 1993, when there were no short term performance awards, stock options were the only element of potential compensation (other than commissions to the sales force) that served as a true performance incentive.

To retain employees and at the same time maintain pay at the 50th percentile level demanded that at least potential rewards for performance be perceived. Stock options served as the only perceived performance carrot.

Actually, fixed cash compensation was reduced because of reductions in benefits. For a period, the Company even abandoned vacation accruals so as to avoid loan covenant defaults. The Company really had no choice. Although theoretically it could have absorbed additional losses associated with higher compensation costs (what's another $7 million or so when you have already written off or lost $225 million), the spectre of loan defaults and cash shortages did not permit additional cash expenditures for compensation.

Primarily for the reasons set out above, option grants in the lean years tended to exceed more normal levels as evidenced by the nine-year history shown in Attachments 1 and 2. Even in the lean years, however, both the gross and net grant levels were consistent with those of our competitors.

There are a number of reasons why the stock option practices of our industry differ from many others. One factor is that the industry offers only modest retirement benefits to employees and relatively little in the way of job security. Stock options serve to fill, in some respects, these gaps. More importantly, the attractiveness of the industry, volatile as it is, is the opportunity it presents for significant rewards through (i) equity participation in the long term, and (ii) cash bonuses in the short term. With the cyclical nature of the business, however, counting on annual cash bonuses and profit sharing is a dicey proposition.

In summary, stock options represent the only consistently credible pay for performance program that the Company has. In good times it serves as a key consideration in retention and in retirement planning. In lean times it serves as the prime motivator. At all times it aligns the interests of employees and shareholders as well as being the industry norm. We intend to continue the use of options on a basis consistent with our industry because it is consistent with our compensation philosophy and, we believe, with shareholder interests. If we are required to change this philosophy and practice, we will have to substitute or add additional cash items of compensation.

There are several additional factors that also may need to be addressed. The guidelines of the funds to not allow for additional authorizations if there has been a significant (in terms of numbers of shares) regrant within the last two years. In fiscal year 1994, the Board authorized a regrant of 75,000 shares to Ken Hendrickson. Hendrickson is the Executive Vice President responsible for the Company's microcomputer products business segments who joined the Company in March 1994. His initial grant was made at a price in excess of $19.00 per share. This grant was canceled two months later and the 75,000 shares were regranted at a price of $13.875. Mr. Hendrickson was viewed as so critical to recovery of the MCP business that this unusual action was taken. The number of shares to which the regrant applied does not reach a level to which the regrant concerns of the funds are directed, and the committee administering the plan consists of all outside directors. The regrant does, however, require the inclusion of extensive additional information in our 1994 proxy material. The Company, nonetheless, meets all of the conditions set out to alleviate or to exempt it from the more generalized constraints of the funds' guidelines relating to regrants.

Additionally, the new employee plan restricts overall regrants in the future to 5% of the option shares.

We will be asking for what we consider minor amendments to the plan. They include the right to extend the exercise period in particular instances at the direction of the Compensation Committee of the Board, provided that no extension may exceed the ten-year term of the option. Presently options must be exercised within six months of termination of employment for any reason.

The stock option plan for outside directors (a separate plan) expires on May 15, 1995. We propose to extend it for ten years without changing any features of the plan as previously approved by shareholders. There are still approximately 465,000 shares authorized for issuance under the directors' plan.

                COMPARISON OF WESTERN DIGITAL STOCK OPTION DATA
                   WITH DATA OF MAJOR DISK DRIVE COMPETITORS
                         (MOST RECENT AVAILABLE DATA)

                      A.           B.        C.          D.           E.          F.            G.

                                                       ANNUAL
                     OUT-        SHARES     GROSS      GRANTS      AVAILABLE      ADD           ADD
                   STANDING    AVAILABLE    ANNUAL      LESS       PLUS OUT-    DIRECTOR        423
                    OPTIONS    FOR GRANT    GRANTS    CANCELLED    STANDING       PLAN          PLAN
                     % (1)       % (1)       % (1)      % (1)        % (1)        % (1)     % (1),(2),(3)
                   --------    ---------    ------    ---------    ---------    --------    -------------
Western Digital
  6/30/94              9.7          1.7       3.6          2.5       11.4(2)     12.2(2)          15.6(2)
  Average 92-94       12.3          6.2       5.1          3.9       18.4
  Average 86-94                               4.4          2.7

Conner
  1993                16.9         10.4       6.5          2.5       27.3          -              33.2
  Average 91-93       14.7          7.2       5.6          3.8       21.9

Maxtor
  1994                19.2          9.2       5.1         (0.6)      28.4          -              34.3
  Average 92-94       25.5          4.9      12.2          6.6       30.1

Quantum
  1994                13.3          1.0       3.7          2.1       14.3          -              22.9
  Average 92-94       14.4          2.1       4.8          3.4       16.5

Seagate
  1993                14.4          2.1       2.1          1.3       16.5          -              23.5
  Average 91-93       15.2          2.5       5.4          3.7       17.7

(1)  All percentages are in relation to total shares issued and outstanding.

(2) If the requested additional shares are authorized, these percentages become 16.4%, 17.2% and 20.6%.

(3) Precisely accurate percentages for Column G are not available, because exercises by general employee populations are not published. These percentages reflect a maximum using the additional option share authorization percentages requested by other companies as shown in Attachment 2.

(4) A 423 is a plan which all employees are eligible to purchase a company's stock at a 15% discount. The "423" designation refers to the IRS provision covering such plans.

                                WESTERN DIGITAL
================================================================================





                    --------------------------------------

                            STOCK OPTION PRACTICES

                              SHARE ALLOCATIONS
                            TO STOCK OPTION PLANS
                                     and
                           EMPLOYEE STOCK PURCHASE
                                    PLANS

                    --------------------------------------





                                April 11, 1994











                                                              RADFORD ASSOCIATES
                                          ALEXANDER & ALEXANDER CONSULTING GROUP

                                                         2540 North First Street
                                                              San Jose, CA 95131
                                                                  (408) 954-0900

- --------------------------------------------------------------------------------

SHARE ALLOCATIONS TO STOCK OPTION PLANS                    Explanatory Notes
- ----------------------------------------------------------------------------

Data Source

Data originates from each company's 3 most recent annual reports and proxy statements, except for 2 companies (Compaq Computer and Sun Microsystems) requiring additional research due to the fact that either company made no request for option reloads during the 3 most recent fiscal years. Specifically, we obtained the requested data on the following 19 select group companies:

3Com                                    Maxtor
Adaptec                                 Micropolis
Advanced Micro Devices (AMD)            National Semiconductor
Analog Devices                          Quantum
AST Research                            Seagate Technology
Cirrus Logic                            Silicon Graphics
Compaq Computer                         Storage Technology
Conner Peripherals                      Sun Microsystems
Dell Computer                           VLSI Technology
LSI Logic

- -------------------------------------------------------------------------------

Notes regarding subsequent pages: "Some companies did not segregate grants made to non-employee directors from grants made to employees in the footnotes (annual grant tables) to their annual return, even though separate plans exited for non-employee directors. However, these companies did distinguish between option reloads requested for non-employee directors and employees in the proposals made in their respective proxy statements.

**Other companies had stock option plans that provided for grants to employees as well as non-employee directors; no separate plans existed for non-employee directors.

***2 companies reported requesting no options reloads within the 3 most recent fiscal years. Consequently, we reviewed earlier proxy statements to obtain this information.

- -------------------------------------------------------------------------------

SHARE ALLOCATIONS TO STOCK OPTION PLANS                 Company by Company Basis
- --------------------------------------------------------------------------------

                            Annual                  Unexercised            Available          Gross Options        Net Options
                            Report      Stock         Options           for Future Grant         Granted
Company Name                  Date       O/S        #          %          #           %        #         %         #         %
- -------------------------------------------------------------------------------------------------------------------------------
Group A (5 Companies: Conner Peripherals, Maxtor, Micropolis, Quantum, and Seagate Technology))

Median                                  43,322      6,821     15.5%      1,031       2.7%      1,637    5.1%        972    2.5%
Average                                 41,084      6,449     15.7%      1,627       3.8%      2,407    6.1%      1,547    3.8%
- -------------------------------------------------------------------------------------------------------------------------------

Group B (All Companies)

Median                                   43,322     5,870     13.5%      1,416       3.3%      1,853    3.7%      1,357    2.3%
Average                                  50,754     7,013     14.1%      2,510       4.4%      2,114    4.7%      1,452    3.1%

- -------------------------------------------------------------------------------------------------------------------------------

3Com*                         5/93      30,850      5,870     19.0%      2,280       7.1%      2,055    6.7%      1,734    5.6%
3Com*                         5/92      27,594      5,968     21.6%      1,710       6.2%      1,836    6.7%      1,163    4.2%
3Com*                         5/91      27,196      5,713     21.0%      2,544       9.4%      1,852    6.8%        130    0.5%

Adaptec                       3/94      52,291      4,695      9.0%      2,714       5.3%      1,838    3.5%      1,507    2.9%
Adaptec                       3/93      25,357      2,284      9.0%      1,140       4.5%        851    3.4%        713    2.8%
Adaptec                       3/92      20,668      2,347     11.4%        353       1.7%        983    4.8%        463    2.2%

AMD                          12/93      92,444     10,961     11.9%        963       1.0%      2,068    2.3%      1,783    1.9%
AMD                          12/92      88,226     11,927     13.5%      2,921       3.3%      2,102    2.4%      1,860    2.1%
AMD                          12/91      84,031     13,186     15.7%        829       1.0%      3,406    4.1%      2,683    3.2%

Analog Devices**             10/93      50,925      3,362      6.6%      3,873       7.6%        116    0.2%       (140)  -0.3%
Analog Devices**             10/92      50,192      4,213      6.4%        199       0.4%      1,157    2.3%        903    1.8%
Analog Devices**             10/91      49,840      3,478      7.0%      1,177       2.4%        791    1.6%        574    1.2%

                             Annual         Requested              Employee Stock       Purchase Plan
                             Report       Reload Options           Author. Shares        Req. Reloads
Company Name                   Date         #         %             #           %         #        %
- ----------------------------------------------------------------------------------------------------------
Group A (5 Companies: Conner Peripherals, Maxtor, Micropolis, Quantum, and Seagate Technology))

Median                                     2,250      6.2%         2,850       5.1%      1,200    3.1%
Average                                    2,829      7.3%         2,636       5.9%      1,278    3.7%

- ----------------------------------------------------------------------------------------------------------

Group B (All Companies)

Median                                     2,000      5.4%
Average                                    2,644      6.0%

- ----------------------------------------------------------------------------------------------------------

3Com*                         5/93         1,500      4.9%         3,500      11.3%
3Com*                         5/92         2,000      7.2%         3,500      12.7%
3Com*                         5/91         1,500      5.5%         2,000       7.4%

Adaptec                       3/94         2,500      4.8%         2,800       5.4%      1,500    5.5%
Adaptec                       3/93         1,000      3.9%         1,400
Adaptec                       3/92         1,500      7.3%         1,400                 1,400    5.5%

AMD                          12/93         4,600      5.0%         2,750       3.0%
AMD                          12/92                                 2,750       3.1%
AMD                          12/91         4,185      5.0%         2,750       3.3%      2,750    3.3%***

Analog Devices**             10/93                                 1,100       2.2%
Analog Devices**             10/92         3,500      7.0%         1,100       2.2%
Analog Devices**             10/91         1,600      3.2%         1,100       2.2%

*Companies that include annual grants to directors
**Companies that include both annual grants and reloads to directors ***Reloads requested after the 12/90 FYE

- -------------------------------------------------------- WESTERN DIGITAL -------

SHARE ALLOCATIONS TO STOCK OPTION PLANS                 Company by Company Basis
- --------------------------------------------------------------------------------

                            Annual                  Unexercised            Available          Gross Options        Net Options
                            Report      Stock         Options           for Future Grant         Granted             Granted
Company Name                  Date       O/S        #          %          #           %        #         %         #         %
- -------------------------------------------------------------------------------------------------------------------------------
AST Reasearch**              7/93      31,579       3,504     11.1%      2,082       6.5%      1,033   3.3%        741     2.3%
AST Reasearch**              6/92      30,787       3,632     11.8%      1,471       4.8%        767   2.5%        490     1.6%
AST Reasearch**              6/91      30,228       3,749     12.4%      1,662       5.5%      1,399   4.6%      1,239     4.1%

Cirrus Logic*                4/94      28,313       4,815     17.0%        321       1.1%      1,943   6.9%      1,788     6.3%
Cirrus Logic*                3/93      23,963       3,707     15.5%        176       0.7%      1,555   6.5%      1,480     6.2%
Cirrus Logic*                3/92      18,210       2,277     12.5%        369       2.0%        688   9.8%        604     3.3%

Compaq Computer             12/93      34,348      10,914     12.9%      7,518       8.9%      2,152   2.6%      1,434     1.7%
Compaq Computer             12/92      79,830      13,970     17.5%      9,041      11.3%      2,746   3.4%      2,043     2.6%
Compaq Computer             12/91      84,201      14,534     17.3%     11,083      13.2%      4,416   5.2%      2,753     3.3%

Conner Peripherals**        12/93      50,565       8,530     16.9%      5,255      10.4%      3,292   6.5%      1,267     2.5%
Conner Peripherals**        12/92      48,317       8,592     17.8%      1,675       3.5%      3,214   6.7%      2,892     6.0%
Conner Peripherals**        12/91      58,089       5,510      9.5%      4,567       7.9%      2,074   3.6%      1,684     2.9%

Dell Computer**              1/94      37,929       5,618     14.8%      4,279      11.3%      2,506   6.6%      1,301     3.4%
Dell Computer**              1/93      36,857       5,043     13.7%      1,087       2.9%      2,642   7.2%      2,166     5.9%
Dell Computer**              1/92      35,802       3,727     10.4%      3,296       9.2%      1,854   5.2%      1,711     4.8%

LSI Logic                    1/94      49,728       4,409      8.9%        578       1.2%      1,275   2.6%        984     2.0%
LSI Logic                   12/92      45,410       6,662     14.7%        683       1.5%      1,412   3.1%        408     0.9%
LSI Logic                   12/91      43,727       6,911     15.8%      2,296       5.3%      3,014   6.9%        751     1.7%

Maxtor**                     3/94      30,425       5,152     19.2%      2,806       9.2%      1,566   5.1%       (176)    0.6%
Maxtor**                     3/93      28,809       6,821     23.7%      1,031       3.6%      1,604   5.6%        795     2.8%
Maxtor**                     3/92      24,012       8,101     33.7%        438       1.8%      6,196  25.8%      4,202    17.5%


                            Annual        Requested             Employee Stock       Purchase Plan
                            Report     Reload Options           Author. Shares        Req. Reloads
Company Name                  Date       #         %             #           %         #        %
- -------------------------------------------------------------------------------------------------------
AST Reasearch**              7/93         632      2.0%
AST Reasearch**              6/92         616      2.0%
AST Reasearch**              6/91

Cirrus Logic*                4/94       2,248      7.9%           700      2.5%         300     1.1%
Cirrus Logic*                3/93       2,125      8.9%           500      2.1%         200     0.8%
Cirrus Logic*                3/92         980      5.4%           450      2.5%          50     0.3%

Compaq Computer             12/93
Compaq Computer             12/92
Compaq Computer             12/91      10,000     11.6%***

Conner Peripherals**        12/93                               3,000      5.9%       1,500     3.0%
Conner Peripherals**        12/92       5,000     10.3%         2,000      4.1%       1,000     2.1%
Conner Peripherals**        12/91                               2,000      3.4%

Dell Computer**              1/94
Dell Computer**              1/93       4,500     12.2%
Dell Computer**              1/92

LSI Logic                    1/94       1,500      3.0%         6,275     12.6%         700     1.4%
LSI Logic                   12/92       1,000      2.2%         5,275     11.6%       1,000     2.2%
LSI Logic                   12/91       1,500      3.4%         3,775      8.6%       1,500     3.4%

Maxtor**                     3/94       2,000      6.6%         2,900      5.9%
Maxtor**                     3/93       1,700      5.9%         1,200      4.2%       1,700     5.9%
Maxtor**                     3/92       4,725     19.7%                               1,200     5.0%

*Companies that include annual grants to directors
**Companies that include both annual grants and reloads to directors ***Reloads requested after the 12/90 FYE

- -------------------------------------------------------- WESTERN DIGITAL -------

SHARE ALLOCATIONS TO STOCK OPTION PLANS                 Company by Company Basis
- --------------------------------------------------------------------------------

                            Annual                  Unexercised            Available          Gross Options        Net Options
                            Report      Stock         Options           for Future Grant         Granted             Granted
Company Name                  Date       O/S        #          %          #           %        #         %         #         %
- -------------------------------------------------------------------------------------------------------------------------------
Micropolis*                  12/93      14,881      1,317      8.8%        300       2.0%        552    3.7%        333    2.2%
Micropolis*                  12/92      14,532      1,160      8.0%        218       1.5%        285    2.0%        152    1.0%
Micropolis*                  12/91      14,219      1,227      8.6%        382       2.7%        260    1.8%        168    1.2%

National Semi                 5/94     122,800     13,200     10.7%      5,500       4.5%      3,300    2.7%      2,700    2.2%
National Semi                 5/93     109,730     15,200     13.9%      8,200       7.5%      2,900    2.6%      2,200    2.0%
National Semi                 5/92     106,296     16,400     15.4%     10,400       9.8%      4,500    4.2%      3,300    3.1%

Quantum**                     3/94      44,604      5,914     13.3%        435       1.0%      1,687    3.7%        957    2.1%
Quantum**                     3/93      43,322      6,945     16.1%        934       2.2%      3,201    7.4%      2,466    5.7%
Quantum**                     3/92      42,892      5,968     13.9%      1,360       3.2%      1,450    3.4%        972    2.3%

Seagate Technology*           7/93      68,155      9,829     14.4%      1,416       2.1%      1,399    2.1%        899    1.3%
Seagate Technology*           6/92      68,288     10,811     15.8%      2,573       3.8%      5,023    7.4%      3,357    4.9%
Seagate Technology*           6/91      65,142     10,122     15.5%      1,018       1.6%      4,348    6.7%      3,240    5.0%

Silicon Graphics*             6/93      65,787     14,962     22.7%      1,656       2.5%      2,670    4.1%      1,777    2.7%
Silicon Graphics*             6/92      61,779     16,225     26.3%        940       1.5%      5,416    8.8%      3,158    5.1%
Silicon Graphics*             6/91      20,694      7,093     14.3%        206       1.0%      2,741   13.2%      1,412    6.8%

Storage Technology*          12/93      43,098      3,065      7.1%        603       1.4%      1,066    2.5%        987    2.3%
Storage Technology*          12/92      41,313      1,964      4.8%      1,073       2.6%        294    0.7%        237    0.6%
Storage Technology*          12/91      40,576      2,178      5.4%         41       0.1%        409    1.0%        353    0.9%

Sun Microsystems*             6/93     106,445     10,330      9.7%      4,675       4.4%      2,552    2.4%      2,266    2.1%
Sun Microsystems*             6/93     101,192     11,281     11.1%      6,941       6.9%      1,611    1.6%      1,452    1.4%
Sun Microsystems*             6/92     101,409     12,468     12.3%      8,393       8.3%      2,097    2.1%      2,068    2.0%

                            Annual         Requested             Employee Stock       Purchase Plan
                            Report      Reload Options           Author. Shares        Req. Reloads
Company Name                  Date       #         %             #           %         #        %
- -----------------------------------------------------------------------------------------------------------------------------------
Micropolis*                  12/93        800      5.4%           600       4.0%        800    5.4%
Micropolis*                  12/92        400      2.8%           600       4.1%
Micropolis*                  12/91        300      2.1%           300       2.1%        300    2.1%

National Semi                 5/94      5,000      4.1%        14,950      12.2%      5,000    4.5%
National Semi                 5/93                             14,950      13.6%
National Semi                 5/92                             14,950      14.1%

Quantum**                     3/94      1,714      4.0%         4,300       9.6%      2,000    4.5%
Quantum**                     3/93      3,733      8.6%         4,300       7.7%
Quantum**                     3/92      2,500      5.8%         3,300       7.0%      1,000    2.3%

Seagate Technology*           7/93      6,080      8.8%         4,800       7.0%
Seagate Technology*           6/92                              4,800       7.0%
Seagate Technology*           6/91      5,000      7.7%         2,800       4.3%      2,000    3.1%

Silicon Graphics*             6/93      2,306      3.5%         3,280       5.0%      3,200    4.9%
Silicon Graphics*             6/92      2,500      4.0%         3,280       5.3%
Silicon Graphics*             6/91      1,250      6.0%         1,640       7.9%      1,640    7.9%

Storage Technology*          12/93      1,250      2.9%         1,700       3.9%      1,250    2.9%
Storage Technology*          12/92                              1,700       4.1%
Storage Technology*          12/91      1,500      3.7%         1,700       4.2%

Sun Microsystems*             6/93                              9,532       9.0%
Sun Microsystems*             6/93                              9,532       9.4%
Sun Microsystems*             6/92      7,007      7.6%***      9,532       9.4%      3,232    3.2%***

*Companies that include annual grants to directors
**Companies that include both annual grants and reloads to directors ***Reloads requested after the 12/90 FYE

- -------------------------------------------------------- WESTERN DIGITAL -------

SHARE ALLOCATIONS TO STOCK OPTION PLANS                 Company by Company Basis
- --------------------------------------------------------------------------------

                            Annual                  Unexercised            Available          Gross Options        Net Options
                            Report      Stock         Options           for Future Grant         Granted             Granted
Company Name                  Date       O/S        #          %          #           %        #         %         #         %
- -------------------------------------------------------------------------------------------------------------------------------
VLSI Technology              12/93      35,256      3,538     10.0%        829       2.4%
VLSI Technology              12/92      33,301      4,000     12.0%      1,740       5.2%
VLSI Technology              12/91      26,492      3,604     13.6%        847       3.2%

                            Annual         Requested                 Employee Stock Purchase Plan
                            Report      Reload Options           Author. Shares        Req. Reloads
Company Name                  Date        #         %             #           %         #        %
- -------------------------------------------------------------------------------------------------------
VLSI Technology              12/93                              6,600      18.7%
VLSI Technology              12/92                              4,600      13.8%      2,000     6.0%
VLSI Technology              12/91      2,000      7.5%         4,600      17.4%

*Companies that include annual grants to directors
**Companies that include both annual grants and reloads to directors ***Reloads requested after the 12/90 FYE

- -------------------------------------------------------- WESTERN DIGITAL -------

METHODOLOGY                                           Explanation of Definitions
- --------------------------------------------------------------------------------

Shares Outstanding: Shares outstanding as of the report date

Unexercised Options Number: Options outstanding as of the report date Unexercised Options: Options outstanding as a percentage of Issued Shares

      -------------------------------------------------------------------------
            Formula:                             Example (A Company):
      (Options outstanding)          (5,900,704 Options outstanding)     =19.5%
      ---------------------           ------------------------------
      (Shares outstanding)           (30,286,864 Shares outstanding)

      --------------------------------------------------------------------------

Shares Available Number: Shares available for future option grant as of the report date
Available %: Shares reserved as a percentage of Issued Shares

      --------------------------------------------------------------------------
                   Formula:                  Example (A Company):
      (Shares reserved for future grant) (2,738,628 Shares reserved)      =9.0%
      ---------------------------------- ---------------------------
       (Shares outstanding)             (30,286,864 Shares outstanding)

      -------------------------------------------------------------------------

Net option Grant Number: Options granted (net of cancellations) each year Net Option Grant %: Options granted (net of cancellations) each year, as a percentage of Issued Shares

      -------------------------------------------------------------------------
                                    Formula
                  (Net Options Granted (Gross Options granted
                    less cancellations and/or forfeitures)
                  -------------------------------------------
                             (Shares outstanding)

      --------------------------------------------------------------------------

Requested Reload Options Number: The increase to options available (reserved) for future grants that the directors have approved but the shareholders have not yet approved.
Requested Reload Option %: The increase to options available expressed as a percentage of shares outstanding.

      --------------------------------------------------------------------------
              Formula                        Example (A Company):

      (Requested reload options)         (2,738,628 Requested Options)     =9.0%
      --------------------------         -----------------------------
         (Shares outstanding)           (30,286,864 Shares outstanding)

      --------------------------------------------------------------------------

- -------------------------------------------------------- WESTERN DIGITAL -------

                                                                    ATTACHMENT 3

                            WD STOCK OPTION HISTORY

                                   TOTAL                    TOTAL                                   TOTAL GRANTS
            COMMON       TOTAL     GRANTS                GRANTS LESS    "NET 1 SHARES"             LESS CANCELLED   "NET 2 SHARES"
FISCAL      SHARES       SHARES    AS % OF                CANCELLED        AS % OF                  AND EXERCISED       AS % OF
 YEAR     OUTSTANDING    GRANTED   COMMON   CANCELLED  ("NET 1 SHARES")    COMMON      EXERCISED   ("NET 2 SHARES")     COMMON
- ------    -----------   ---------  ------  ----------  ----------------  ------------  ---------   ---------------   ------------
 1986     19,076,561      697,618   3.7%     332,392         365,226         1.9%       549,381       (184,155)         (0.9%)
 1987     25,800,943    1,042,818   4.0%     218,484         824,334         3.2%       901,736        (77,402)         (0.3%)
 1988     27,530,582    1,408,963   5.1%     369,421       1,039,554         3.8%       270,684        768,858           2.8%
 1989     29,151,320    1,288,294   4.4%     627,180         661,114         2.3%       213,374        447,740           1.5%
 1990     29,206,818    1,454,155   5.0%     578,782         875,373         3.0%        53,725        821,648           2.8%
 1991     29,208,395      674,650   2.3%   1,040,573        (365,923)       (1.3%)          455       (365,468)         (1.3%)
 1992     29,212,144    1,862,707   6.4%     474,784       1,387,923         4.8%         3,749      1,384,174           4.7%
 1993     35,337,459    1,878,520   5.3%     302,785       1,575,735         4.5%       384,111      1,191,624           3.4%
 1994     44,895,277    1,677,785   3.7%     643,073       1,034,712         2.3%     1,809,019       (774,307)         (1.7%)
 YTD
 (Proposed)